Item 77 C-4 -- Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Regions Growth Fund (the "Fund"), a portfolio of Regions Funds (the "Trust"), was held on June 15, 1999. The following items, which are required to be reported under this Item 77C, were approved as follows:

AGENDA ITEM 1: To elect Trustees.*

				SHARES VOTED	   SHARES WITHHELD
				     FOR	      AUTHORITY
________________________________________________________________________
Thomas G. Bigley		23,258,486		7,734
Nicholas P. Constantakis	23,258,561		7,659
John F. Cunningham		23,258,561		7,659
J. Christopher Donahue		23,258,600		7,620
Charles F. Mansfield, Jr.	23,258,741		7,479
John E. Murray, Jr.		23,258,741		7,479
John S. Walsh			23,258,766		7,454

AGENDA ITEM 2: To ratify the selection of Deloitte & Touche LLP as the Trust's independent auditors.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
23,236,114	   6,488	  23,616	   -

AGENDA ITEM 3: To make changes to the Fund's fundamental investment policies:

(a) To amend the Fund's fundamental investment policy regarding diversification.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
23,225,792	   11,476	   27,354	 1,598






*The following Trustees of the Fund continued their terms as Trustees of the Fund:
John F. Donahue, John T. Conroy, William J. Copeland, James E. Dowd, Lawrence D. Ellis, M.D., Edward L. Flaherty, Jr., Edward C. Gonzales, Peter E. Madden, Wesley W. Posvar, Marjorie P. Smuts



(b) To amend the Fund's fundamental investment policy regarding borrowing money and issuing senior securities.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
23,208,555	   22,054	   34,013	  1,598

(c) To amend the Fund's fundamental investment policy regarding investments in real estate.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	 SHARES	     	 BROKER
     FOR	  AGAINST	 ABSTAIN	NON VOTE
________________________________________________________________________
23,217,283	   22,296	 25,043	         1,598

(d) To amend the Fund's fundamental investment policy regarding investments in commodities.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	 SHARES	   	 BROKER
     FOR	   AGAINST	 ABSTAIN	NON VOTE
________________________________________________________________________
23,208,420	   24,386	  31,817	  1,597

(e) To amend the Fund's fundamental investment policy regarding underwriting securities.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	 SHARES		 BROKER
     FOR	  AGAINST	 ABSTAIN	NON VOTE
________________________________________________________________________
23,218,743	  18,990	  26,889	 1,598

(f) To amend the Fund's fundamental investment policy regarding lending by the Fund.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	 SHARES	 	 BROKER
     FOR	  AGAINST	 ABSTAIN	NON VOTE
________________________________________________________________________
23,215,593	  20,671	 28,358	         1,598

(g) To amend the Fund's fundamental investment policy regarding concentration of the Fund's investments in the securities of companies in the same industry.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	 SHARES		 BROKER
     FOR	  AGAINST	 ABSTAIN	NON VOTE
________________________________________________________________________
23,211,255	   16,796	  36,571	 1,598


(h) To amend, and to make non-fundamental, the Fund's fundamental investment policy regarding buying securities on margin.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	 SHARES	    	 BROKER
     FOR	   AGAINST	 ABSTAIN	NON VOTE
________________________________________________________________________
23,204,014	  31,176	  29,433	  1,597

 (i) To amend, and to make non-fundamental, the Fund's fundamental investment policy regarding pledging assets.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	 SHARES		 BROKER
     FOR	  AGAINST	 ABSTAIN	NON VOTE
________________________________________________________________________
23,211,387	  25,164	  28,072	 1,597

AGENDA ITEM 4: To eliminate the Fund's fundamental investment policy on selling securities short.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	 SHARES	      	 BROKER
     FOR	   AGAINST	 ABSTAIN	NON VOTE
________________________________________________________________________
23,211,063	   18,763	  34,797	 1,597

AGENDA ITEM 5: To approve an amendment and restatement to the Trust's Declaration of Trust to permit the Board of Trustees to liquidate assets of the Trust without seeking shareholder approval.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	 SHARES		 BROKER
     FOR	   AGAINST	 ABSTAIN	NON VOTE
________________________________________________________________________
23,186,569	   44,975	  33,078	  1,598

The Definitive Proxy Statement for the Special Meeting held on June 15, 1999, was filed with the Securities and Exchange Commission on May 7, 1999, and is incorporated by reference. (File No. 811-6511)